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Exhibit 99.1
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                                   [LOGO HANOVERDIRECT]

FOR IMMEDIATE RELEASE

CONTACT:  Hanover Direct, Inc                      The MWW Group
          Charles E. Blue                          Rich Tauberman
          S.V.P. & Chief Financial Officer         Tel: (201) 507-9500
          Tel: (201) 272-3389


    Hanover Direct Announces The Rescheduling of the Date and Time for its
              Fiscal Year 2003 Operating Results Conference Call


EDGEWATER, NJ, March 24, 2004 - Hanover Direct, Inc. today announced that the conference call with the management of Hanover Direct, Inc. to review the Fiscal year 2003 operating results, originally scheduled for March 25, 2004, has been rescheduled for March 29, 2004 at 2:00 p.m. Eastern Standard Time. If you would like to participate in the call, please call 877-691-0878 (Domestic) and 973-582-2741 (International) between 1:50 p.m. and 1:55 p.m. Eastern Standard Time. The call will begin promptly at 2:00 p.m. Eastern Standard Time. A re-play of the conference will be available from 5:00 p.m. Eastern Standard Time on Monday, March 29, 2004 until 5:00 p.m. Eastern Standard Time on Tuesday, March 30, 2004 and can be accessed by calling 877-519-4471 (Domestic) and 973-341-3080 (International) and entering the Reservation No.: 4602605.


About Hanover Direct, Inc.
Hanover Direct, Inc. (AMEX: HNV) and its business units provide quality, branded merchandise through a portfolio of catalogs and e-commerce platforms to consumers, as well as a comprehensive range of Internet, e-commerce, and fulfillment services to businesses. The Company's catalog and Internet portfolio of home fashions, apparel and gift brands include Domestications, The Company Store, Company Kids, Silhouettes, International Male, Scandia Down, and Gump's By Mail. The Company owns Gump's, a retail store based in San Francisco. Each brand can be accessed on the Internet individually by name. Keystone Internet Services, LLC (www.keystoneinternet.com), the Company's third party fulfillment operation, also provides the logistical, IT and fulfillment needs of the Company's catalogs and web sites. Information on Hanover Direct, including each of its subsidiaries, can be accessed on the Internet at www.hanoverdirect.com.

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